EXHIBIT 11
                                                                  (Continued)

                             ROBERTSON-CECO CORPORATION
             COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE (CONTINUED)
             -----------------------------------------------------------
                        (Thousands, except per share amounts)
                                     (Unaudited)


                                             YEAR ENDED DECEMBER 31
                                      ---------------------------------
                                           1993       1994     1995
                                           ----       ----     ----
FULLY DILUTED:
   Income (loss) from continuing
      operations . . . . . . . . . . . $(12,583) $   (167) $ 12,347
   Less dividends on preferred stock .      112      -         -
                                       --------  --------  --------
   Fully diluted income (loss) from
      continuing operations. . . . ..   (12,695)     (167)   12,347
   (Loss) from discontinued
      operations . . . . .              (12,520)  (21,593)  (15,888)
   Income (loss) from extraordinary
      items. . . .                        5,367      -         -
   Income (loss) from cumulative effect
      of accounting change . . . . . .   (1,200)     -         -
                                       --------  --------  --------
   Total fully diluted earnings
     (loss) . . . . .                  $(21,048) $(21,760) $ (3,541)
                                       ========  ========  ========
   Average number common shares
      outstanding. . . . . . . . . . .    6,217    15,808    15,932

   Incremental shares to reflect dilutive
      effect of deferred compensation
      plan . . . . . . . . . . . . . .     -        -            75
                                       --------  --------  --------
   Total number common shares, assuming
      full dilution. . . . . . . .        6,217    15,808    16,007
                                       ========  ========  ========
   Fully diluted earnings (loss) per
      common share from continuing
      operations . . . . . . . . . . . $  (2.04) $   (.01) $    .77
   Fully diluted earnings (loss) per
      common share from discontinued
      operations . . . . . . . . . . .    (2.01)    (1.37)     (.99)
   Fully diluted earnings (loss) per
      common share from extraordinary
      item . . . . . . . . . . . . .        .86      -         -
   Fully diluted earnings (loss) from
      cumulative effect of accounting
      change . . . . . . . . . . . . .     (.20)     -         -
                                       --------  --------  --------
   Fully diluted earnings (loss) per
      common share . . . . . . . . . . $  (3.39) $  (1.38) $   (.22)
                                       ========  ========  ========

